UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 23, 2009, Stifel Financial Corp.'s ("Stifel") principal operating subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), entered into a definitive agreement (the "Agreement") with UBS Financial Services Inc. ("UBS") to acquire up to 55 branches from the UBS Wealth Management Americas branch network.

On May 4, 2009, Stifel Nicolaus and UBS entered into Amendment No. 1 to the Agreement (the "Amendment").  Pursuant to the Amendment, three additional branches from the UBS Wealth Management Americas branch network were added to the 55 branches originally included in the transactions contemplated by the Agreement.  The 58 total branches are located in 24 states throughout the country, and employ an aggregate of approximately 350 Financial Advisors.

In consideration of the addition of the three branches, the potential base acquisition price was increased, such that the potential aggregate upfront cash payment(s) to UBS of approximately $27 million was increased to approximately $29 million.  In addition, the aggregate payments Stifel could be required to make for net fixed assets and employee forgivable loans under the Agreement was increased from approximately $19 million to approximately $21.1 million.  These payments remain variable based on the actual number of Financial Advisors and branches acquired by Stifel Nicolaus. The Amendment also effected certain clarifications with respect to the calculation of the contingent "earn-out" payments provided for in the Agreement and to other terms of the Agreement.

As previously announced, Stifel Nicolaus had the right to terminate the Agreement by paying a non-refundable termination payment if certain limited branch acceptance criteria specified in the Agreement had not been satisfied; as of the date of this report, such minimum branch acceptance criteria has been satisfied.

The parties continue to expect the closing of the transaction, which may be completed in a series of up to four separate closings, to occur during the third quarter of 2009.  There is no assurance the transaction will be consummated within the presently contemplated timeframe, or at all.

 The foregoing description of the Amendment is qualified in its entirety to the full text of the Amendment, which is attached hereto at Exhibit 2.1.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1: Amendment No. 1 to Agreement*

*    The appendices, exhibits and similar attachments to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 8, 2009	By: /s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number            Description of Exhibit

2.1                               Amendment No. 1 to Agreement*

*    The appendices, exhibits and similar attachments to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted appendix, exhibit or similar attachments to the Securities and Exchange Commission upon request.